Exhibit 4.3

REGISTERED

No.

PHILIP MORRIS INTERNATIONAL INC.

5.125% NOTES DUE 2031	PRINCIPAL AMOUNT
$
CUSIP NO. 718172 DH9
ISIN NO. US718172DH98

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PHILIP MORRIS INTERNATIONAL INC., a Virginia corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                      ($                   ) on February 13, 2031, and to pay interest thereon from February 13, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 13 and August 13 of each year, commencing August 13, 2024, at the rate of 5.125% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 29 or July 29 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto. All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, PHILIP MORRIS INTERNATIONAL INC. has caused this instrument to be duly executed.

Dated: February 13, 2024

PHILIP MORRIS INTERNATIONAL INC.

By:
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

Attest:

By:
Name:	Darlene Quashie Henry
Title:	Vice President, Associate General Counsel and Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

(Reverse of Note)

PHILIP MORRIS INTERNATIONAL INC.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is issued in an initial aggregate principal amount of $1,250,000,000, all such Securities issued and to be issued under an Indenture dated as of April 25, 2008 between the Company and HSBC Bank USA, National Association, as Trustee (herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 5.125% Notes due 2031 (the “Notes”).

Section 1010 of the Indenture shall be applicable to the Notes, except that (i) the term “Holder,” when used in Section 1010 of the Indenture, shall mean the beneficial owner of a Note or any person holding on behalf or for the account of the beneficial owner of a Note; (ii) the following language shall replace subsection (k) to Section 1010 of the Indenture: “any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code” and (iii) the following language shall be included as subsection (l) to Section 1010 of the Indenture: “any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).”

Prior to December 13, 2030 (the date that is two months prior to the scheduled maturity date for the Notes) (the “Par Call Date”), the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC or their affiliates, which are primary United States government securities dealers and one other leading primary U.S. government securities dealer in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 2:00 pm New York time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Company will, or will cause the Trustee or Paying Agent on its behalf to, mail notice of a redemption to Holders of the Notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of the Depositary) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the applicable redemption date, the Company will deposit with the Trustee, funds sufficient to pay the redemption price of, and (unless the redemption date shall be an Interest Payment Date) accrued and unpaid interest on, such Notes to be redeemed on that redemption date. If fewer than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or by such method as the Trustee shall deem fair and appropriate in each case in accordance with the applicable procedures of the Depositary. The Trustee shall not be responsible for calculating the “make-whole” premium.

The Company may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such Notes plus any accrued interest and additional amounts to the date fixed for redemption if:

•	as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after February 13, 2024, the Company has or will become obligated to pay additional amounts with respect to the Notes as described in Section 1010 of the Indenture, or

•	on or after February 13, 2024, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that the Company will become obligated to pay additional amounts with respect to the Notes, and the Company in its business judgment determines that such obligations cannot be avoided by the use of reasonable measures available to the Company.

If the Company exercises its option to redeem the Notes for tax reasons, the Company will deliver to the Trustee a certificate signed by an authorized officer stating that it is entitled to redeem the Notes and the written opinion of independent legal counsel if required.

The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all series then Outstanding (or, if such default is not applicable to all series of the Securities, the Holders of at least 25% in principal amount of the then Outstanding Securities of all series to which it is applicable) (in each case voting as a single class) may declare the entire principal amount of the Securities of all series so affected due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then Outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series of Securities affected thereby (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of all series affected thereby at the time Outstanding (voting as a single class) to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences to the affected series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

Attorney to transfer the said Note on the books of Philip Morris International Inc. with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.